UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.3

Date of Report:
(Date of earliest event reported)
February 7, 2019

Rent-A-Center, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)

(972) 801-1100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2019, Rent-A-Center, Inc. (the “Company”) and Fred E. Herman mutually agreed that Mr. Herman would resign his position as Executive Vice President - Chief Information Officer of the Company effective immediately. Mr. Herman’s resignation is a termination without “cause” pursuant to Section 3(a) of the executive transition agreement between Mr. Herman and the Company. Accordingly, Mr. Herman is entitled to certain payments and benefits, including:

•	unpaid but earned base salary through February 7, 2019;

•	an unpaid bonus earned by Mr. Herman for the year ended December 31, 2018; and

•	one and one half times the sum of Mr. Herman’s (i) highest annual rate of salary during the previous 24 months, and (ii) average annual bonus for the two preceding calendar years.
The form of executive transition agreement to which Mr. Herman is a party is filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.
In addition, Mr. Herman will comply for a period of two (2) years with certain post-employment covenants, including non-compete and confidentiality obligations, pursuant to the loyalty and confidentiality agreement between Mr. Herman and the Company. The form of loyalty and confidentiality agreement to which Mr. Herman is a party is filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.
Mike Santimaw, previously the Company’s Vice President of Information Security, Innovation Labs and Corporate Solutions, has been promoted to Chief Information Officer of the Company, effective February 7, 2019. Mr. Santimaw has over 18 years of technology experience and, prior to joining the Company, was a senior partner at the innovation firm, 2THEDGE, where he was responsible for developing and leading that firm’s information security practice. Mr. Santimaw has also held senior leadership positions at AstraZeneca Pharmaceuticals, a fortune 500 pharmaceutical company, and BDP International, a leading privately-held global transportation and logistics management firm.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date:	February 13, 2019	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President - Assistant General Counsel and Secretary